EXHIBIT 99.2

CERTIFICATE OF DETERMINATION OF RIGHTS,
PREFERENCES, PRIVILEGES AND RESTRICTIONS
OF SERIES A PREFERRED STOCK OF
SAN JOAQUIN BANCORP

The undersigned, Bart Hill and Stephen Annis, do hereby certify that:

A.     They are the President and Secretary, respectively, of San Joaquin Bancorp, a California corporation (the “Corporation”).

B.     That, immediately prior to the filing of this Certificate of Determination for Series A Preferred Stock (“Certificate of Determination”), the Corporation was authorized to issue Five Million (5,000,000) shares of Preferred Stock (“Preferred Stock”) and  no shares of Preferred Stock were outstanding.

C.     That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, under Section 401 of the Corporations Code of the State of California, the Board of Directors of the Corporation on October 14, 2009, by adopting the following resolutions, designated Fifty Thousand (50,000) shares of Preferred Stock as Series A Preferred Stock, of which no shares have been issued prior to the filing of this Certificate of Determination:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation under the provisions of the Articles of Incorporation, and pursuant to Section 401 of the Corporations Code of the State of California, this Board of Directors hereby creates a series of Preferred Stock designated as “Series A Preferred Stock” to consist of Fifty Thousand (50,000) shares, and hereby fixes the powers, preferences, relative and other special rights and the qualifications, limitations and restrictions of such Series A Preferred Stock as follows:

1.     Designation.  The series shall be designated (and hereinafter referred to) as the “Series A Preferred Stock” and shall consist of 50,000 shares of Preferred Stock, without par value. For purposes of this Certificate of Designation, the Original Issue Price of the Series A Preferred Stock shall be one hundred ($100.00) per share.

2.     Dividends.  If and when declared by the Board of Directors of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive out of any funds legally available therefor, a dividend payable in cash at an annual rate of 6% of the Original Issue Price on each outstanding share of Series A Preferred Stock payable in preference and priority to any payment of any dividend on any shares of Common Stock of the Corporation. The Corporation shall not pay or declare any dividend, whether in cash or property, or make any other distribution on the Common Stock, or purchase, redeem or otherwise acquire for value any shares of Common Stock until all dividends on the Series A Preferred Stock shall have been paid or declared and set apart, except for acquisitions of Common Stock by the Corporation pursuant to agreements approved by the Corporation’s Board of Directors which permit the Corporation to repurchase such shares upon termination of employment or services to the Corporation. The right to such dividends on the Series A Preferred Stock shall be noncumulative, and no right shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any prior year. Dividends, if paid, or if declared and set apart for payment, must be paid on, or declared and set apart for payment on, all outstanding shares of Series A Preferred Stock contemporaneously.

3.     Liquidation Rights.

(a)     Liquidation Preference.  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or otherwise, the holders of the Series A Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Series A Preferred Stock held by them equal to the Original Issue Price for the Series A Preferred Stock plus the amount of any declared but unpaid dividends per share on the Series A Preferred Stock (the “Liquidation Preference”). If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full Liquidation Preference, then the entire assets of the Corporation legally available for distribution shall be distributed pro-rata to the holders of the Series A Preferred Stock, in proportion to the aggregate Liquidation Preference of the shares of Series A Preferred Stock held by each such holder.

(b)     Remaining Assets.  After the payment to the holders of Series A Preferred Stock of the full preferential amounts specified above, the entire remaining assets of the Corporation legally available for distribution by the Corporation shall be paid or distributed to the holders of the Common Stock.

(c)     No Liquidation Preference in Reorganization. A reorganization, consolidation or merger of the Corporation with or into one or more other corporations, or a sale, lease or exchange of all or substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this section 3.

(d)     Non-Cash Consideration. If any assets of the Corporation distributed to shareholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors.

4.     Redemption at the Option of the Corporation.  The Corporation shall have the right to redeem shares of the Series A Preferred Stock as follows:

(a)     The Corporation shall have the right, at its sole option and election, provided the Corporation shall have first obtained the approval of the Board of Governors of the Federal Reserve System, or its authorized delegate, to redeem the shares of the Series A Preferred Stock, in whole or in part, at any time and from time to time, at a redemption price equal to the sum of (A) the Original Issue Price plus (B) the amount per share of any declared but unpaid dividends on the Series A Preferred Stock being redeemed as of the applicable redemption date (the “Redemption Price”).

(b)     If less than all of the Series A Preferred Stock at the time outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot, pro rata or in such manner as the Board of Directors may determine to be fair and proper.

(c)     Notice of any redemption of the Series A Preferred Stock shall be mailed at least twenty (20) days but no more than sixty (60) days prior to the date fixed for redemption (a “Redemption Notice”) to all holders of Series A Preferred Stock to be redeemed, at each such holder’s address as it appears on the books of the Corporation, setting forth (A) the record date, as fixed by the Board of Directors, (B) the redemption date, as fixed by the Board of Directors, (C) the Redemption Price for the shares to be redeemed and (D) the place at which the holders may obtain payment of the Redemption Price upon surrender of their share certificates. In order to facilitate the redemption of the Series A Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Series A Preferred Stock to be redeemed and may also fix a redemption date as the date that the Redemption Price shall be paid to the holders of Series A Preferred Stock whose shares are to be redeemed.

(d)     On or prior to the date fixed for redemption, the Corporation shall deposit the Redemption Price of all shares to be redeemed with a bank or trust company organized under the laws of the United States or the State of California, as a trust fund for the benefit of the holders of the shares of the Series A Preferred Stock called for redemption, with irrevocable instructions and authority to the bank or trust company to pay, on and after the date fixed for redemption, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any funds so deposited by the Corporation pursuant to this Section 4(d) remaining unclaimed at the expiration of three (3) years following the date fixed for redemption shall revert to the general funds of the Corporation promptly upon written request. Any such bank or trust company paying over to the Corporation such unclaimed funds shall be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for the payment of the Redemption Price. The Redemption Price shall not bear any interest.

(e)     On or after the date fixed for redemption, the holders of the Series A Preferred Stock shall surrender the certificates representing such shares in the manner and at the place designated, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after such redemption date, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Redemption Price due to not having sufficient legally available funds, all rights of the holder of such shares as holder of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that shares of Series A Preferred Stock are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series A Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein until redeemed.

5.     Voting.  Except as otherwise required by law or the Articles of Incorporation of the Corporation, as amended or restated from time to time, the holders of the Series A Preferred Stock shall not be entitled to vote on any matter. The holders of shares of the Series A Preferred Stock shall be entitled to receive notice only of such meetings of shareholders at which proposals are presented upon which they are entitled to vote as required by law or the Articles of Incorporation of the Corporation, as amended or restated from time to time.

6.     Reissuance of Series A Preferred Stock.  In the event that any shares of Series A Preferred Stock shall be redeemed pursuant to Section 4, the shares so redeemed shall be cancelled and shall not be issuable by this Corporation.

RESOLVED FURTHER, that the President or any Vice President and the Chief Financial Officer, Secretary or any Assistant Secretary of this Corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Determination of Rights, Preferences and Privileges for Series A Preferred Stock in accordance with the foregoing resolution and the provisions of California law and to take such actions as they may deem necessary or appropriate to carry out the intent and of the foregoing resolutions.

D.     That the authorized number of shares of Preferred Stock of the Corporation is Five Million (5,000,000), the number of shares constituting Series A Convertible Preferred Stock is Fifty  Thousand (50,000), no shares of Series A Preferred Stock are outstanding as of the date hereof and no shares of Preferred Stock are outstanding are outstanding as of the date hereof.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct to our own knowledge.

Executed at Bakersfield, California, on October 14, 2009.

/s/ Bart Hill
Bart Hill,
President

/s/ Stephan Annis
Stephen Annis,
Secretary